UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2013

ENTREMED, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-20713 (Commission File Number)	58-1959440 (IRS Employer Identification No.)

9620 Medical Center Drive, Suite 300

Rockville, Maryland

______________________

(Address of principal executive offices)

20850

____________________

(Zip Code)

(240) 864-2600

_____________________

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

Offering of Common Stock and Warrants to Purchase Common Stock

On March 1, 2013, EntreMed, Inc., a Delaware corporation (“EntreMed” or the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain investors (collectively, the “Investors”) pursuant to which the Company agreed to sell in a registered transaction (the “Offering”) 4,495,828 shares (the “Shares”) of its common stock, par value $0.01 per share (“Common Stock”) and warrants to purchase up to an aggregate of 2,247,912 shares of Common Stock (the “Warrants”).  The Shares and Warrants, other than the Warrant we will issue to our placement agent, were sold in units (the “Units”) consisting of 1 share of Common Stock and a Warrant to purchase 0.5 shares of Common Stock. The Warrants included in the Units have a three year term from the date of issuance, are exercisable at any time 181 days after the date of issuance and will include provisions providing for adjustments to the number of shares exercisable thereunder upon stock dividends, stock splits and similar events. The Shares and the Warrants are immediately separable and were issued separately.

In accordance with the Securities Purchase Agreement, EntreMed will issue and sell the Units to the Investors for an aggregate purchase price of approximately $10,790,000, or $2.40 per Unit.   The exercise price of each Warrant included in the Unit is $2.91 per share, which price per share represents the consolidated closing bid price of our common stock on The NASDAQ Capital Market on February 28, 2013.

Copies of the form of Warrant included in the Units and the form of Securities Purchase Agreement are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.  The foregoing descriptions of the Securities Purchase Agreement and Warrants are summaries only and are subject to, and qualified in their entirety by, such exhibits.

Burrill Securities LLC acted as exclusive placement agent (the “Placement Agent”) on a best efforts basis for the Offering.  Pursuant to the placement agent agreement, dated as of December 11, 2012, by and between the Company and the Placement Agent (the “Placement Agent Agreement”), the Placement Agent received a placement fee equal to 6% of the gross proceeds from the sale of the Units in the Offering, excluding any investment made by any Investors based in China and by certain existing Investors. In addition, the Company will issue to the Placement Agent a warrant (the “Agent’s Warrant”) to purchase 61,250 shares of common stock at an exercise price of $3.00 per share. The Agent’s Warrant will be exercisable on a cashless “net” basis beginning 181 days after the date of issuance and will expire on October 9, 2017. The Company has also agreed to reimburse the Placement Agent for reasonable expenses incurred by it in connection with this offering in an amount not greater than $25,000 (unless the Company provides prior written authorization for expenses in excess of this amount), subject to compliance with Financial Industry Regulatory Authority (FINRA) Rule 5110(f)(2)(D).  Copies of the Placement Agent Agreement and the form of Agent’s Warrant are filed as Exhibits 1.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.  The foregoing descriptions of the Placement Agent Agreement and the Agent’s Warrant are summaries only and are subject to, and qualified in their entirety by, such exhibits.

EntreMed made the Offering pursuant to a shelf registration statement on Form S-3 (Registration No. 333-184128) previously filed and declared effective by the Securities and Exchange Commission (the “Commission”) on October 9, 2012, and a base prospectus dated as of the same date, as supplemented by a prospectus supplement filed with the Commission on March 1, 2013.

The aggregate net proceeds from the Offering, after deducting the Placement Agent’s fees and estimated other offering expenses payable by EntreMed, is expected to be approximately $10.4 million (excluding any proceeds received upon exercise of the Warrants).

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Placement Agent Agreement, dated as of December 11, 2012, by and between the Company and Burrill Securities LLC

4.1	Form of Common Stock Purchase Warrant

4.2	Form of Agent’s Warrant

5.1	Opinion of Arnold & Porter LLP

10.1	Form of Securities Purchase Agreement, by and among the Company and the purchasers party thereto

23.1	Consent of Arnold & Porter LLP (included as part of Exhibit 5.1)

99.1	Press release dated March 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTREMED, INC.

/s/ Cynthia W. Hu
Name:	Cynthia W. Hu
Title:	Chief Operating Officer, General Counsel & Secretary

Date:  March 6, 2013

Exhibit Index

Exhibit Number	Description

1.1	Placement Agent Agreement, dated as of December 11, 2012, by and between the Company and Burrill Securities LLC

4.1	Form of Common Stock Purchase Warrant

4.2	Form of Agent’s Warrant

5.1	Opinion of Arnold & Porter LLP

10.1	Form of Securities Purchase Agreement, by and among the Company and the purchasers party thereto

23.1	Consent of Arnold & Porter LLP (included as part of Exhibit 5.1)

99.1	Press release dated March 1, 2013